  As filed with the Securities and Exchange Commission on May 8, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_____________________

STERLING BANKS, INC.
(Exact name of Registrant as specified in its charter)
___________________

New Jersey	20-4647587
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Sterling Banks, Inc.
3100 Route 38
Mount Laurel, NJ 08054

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)
_____________________

Sterling Bank 1994 Employee Stock Option Plan

Sterling Bank 1998 Employee Stock Option Plan

Sterling Bank 1998 Director Stock Option Plan

Sterling Bank 2003 Employee Stock Option Plan

Robert H. King
President and Chief Executive Officer
Sterling Banks, Inc.
3100 Route 38
Mount Laurel, NJ08054
(856) 273-5900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

__________________
Copies to:
Graham R. Laub, Esquire
Dilworth Paxson LLP
1735 Market Street
3200 Mellon Bank Center
Philadelphia, PA 19103
(215) 575-7000
__________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock	508,917 (2)	$9.50	$4,834,711.50	$518.00

(1) Pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares stated herein, an indeterminate number of shares which may be subject to grant or otherwise issuable by reason of stock splits, stock dividends or similar transactions.

(2) Based on the maximum number of shares of Registrant’s common stock, par value $2.00 per share, authorized for issuance and issuable upon exercise of outstanding stock options granted under the Sterling Bank 1994 Employee Stock Option Plan, Sterling Bank 1998 Employee Stock Option Plan, Sterling Bank 1998 Director Stock Option Plan, and Sterling Bank 2003 Employee Stock Option Plan and issuable upon options to be granted under the  Sterling Bank 1998 Director Stock Option Plan and 2003 Employee Stock Option Plan,  set forth above, which plans and options were assumed by the Registrant in connection with the holding company reorganization contemplated by the Plan of Acquisition, dated as of April 26, 2006, as amended by the Amendment and Modification to the Plan of Acquisition, dated as of February 22, 2007, by and between Registrant and Sterling Bank, described herein.

(3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, based on $9.50, the average of the high and low prices of the registrant’s common stock as reported on theNASDAQ Capital Market under the symbol “STBK” on May 2, 2007.

EXPLANATORY NOTE

On March 16, 2007, the Registrant acquired all of the outstanding capital stock of Sterling Bank (the “Bank”) as a result of the reorganization of the Bank into a bank holding company structure (the “Reorganization”). In connection with the Reorganization, the Sterling Bank 1994 Employee Stock Option Plan, Sterling Bank 1998 Employee Stock Option Plan, Sterling Bank 1998 Director Stock Option Plan and Sterling Bank 2003 Employee Stock Option Plan (collectively, the “Stock Option Plans”), and all stock options previously granted under the Stock Option Plans which were exercisable to purchase the Bank’s common stock, were assumed by the Registrant and the stock options so assumed are now exercisable to purchase the Registrant’s common stock on the same terms. This Registration Statement is being filed with respect to the shares of the Registrant’s common stock authorized for issuance and issuable upon exercise of options outstanding and options to be granted under the Bank Option Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the “Prospectus”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, and any amendments thereto, are specifically incorporated by reference in this Registration Statement and made a part thereof:

(a)	The Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006 (filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2007);

(b)
(i) The Bank’s Current Reports on Form 8-K dated January 26, 2007, February 9, 2007, and March 1, 2007 (filed with the Board of Governors of the Federal Reserve System on January 29, 2006, February 12, 2007, and March 5, 2007 respectively), and the Registrant’s Current Report on Form 8-K dated March 16, 2007 (filed with the Commission on March 20, 2007); and

(c)
The Registrant’s description of common stock contained in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-133649) filed with the Commission on April 28, 2006, as subsequently amended, and declared effective on November 2, 2006 and any amendment to that form that the Registrant may file in the future for the purpose of updating the description of the Registrant’s common stock.

In addition, all documents filed subsequent to the filing date of this Registration Statement by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement except as indicated herein.

Item 4. Description of Securities.

                        Not applicable.

Item 5. Interests of Named Experts and Counsel.

  Not applicable.

Item 6. Indemnification of Directors and Officers.

The New Jersey Business Corporation Act (the “Act”) empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term “corporate agent” includes any present or former director, officer, employee or agent of the corporation, and a person serving as a “corporate agent” at the request of the corporation for any other enterprise.

      Section Six of the bylaws of the Registrant provides that the Registrant shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or serves or served any other enterprise at the request of the corporation against expenses, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding.

With respect to any derivative action, the Registrant is empowered to indemnify any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or serves or served any other enterprise at the request of the Registrant against his or her expenses (but not his or her liabilities) incurred in connection with any proceeding involving him or her by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or serves or served any other enterprise at the request the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. However, only the court in which the proceeding was brought can empower a corporation to indemnify the director, officer, employee or agent of the Registrant against expenses with respect to any claim, issue or matter as to which he or she was adjudged liable for negligence or misconduct.

The Registrant may indemnify the director, officer, employee or agent of the Registrant in a specific case only if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, acting by a majority vote of a quorum consisting of disinterested directors; or (ii) in any other manner authorized by law which the Board of Directors shall direct.

A director, officer, employee or agent of the Registrant is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. In advance of the final disposition of a proceeding, the Registrant may pay such expenses if the director, officer, employee or corporate agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

    The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of other corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the Certificate of Incorporation.

    Additionally, the Registrant maintains a directors and officers liability policy for claims directly against the directors and officers and for claims were the Registrant is required to indemnify directors and officers.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 9. Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey on May 8, 2007.

Sterling Banks, Inc. /s/ Robert H. King Robert H. King President, Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 8, 2007 in the capacities indicated. Each person whose signature appears below hereby makes, constitutes and appoints Robert H. King and R. Scott Horner, each with full power to act alone, as his true and lawful attorneys, with full power to sign for each person and in such person’s name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Name	Title	Date
/s/ Robert H.King Robert H. King	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 8, 2007
/s/ R. Scott Horner R. Scott Horner	Executive Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	May 8, 2007
/s/ S. David Brandt, Esq. S. David Brandt, Esquire	Director	May 8, 2007

/s/ Jeffrey Dubrow Jeffrey Dubrow	Director	May 8, 2007

/s/ A. Theodore Eckenhoff A. Theodore Eckenhoff	Director	May 8, 2007

/s/ Benjamin F. Goldman Benjamin F. Goldman	Director	May 8, 2007

/s/ James L. Kaltenbach, M.D. James L. Kaltenbach, M.D.	Director	May 8, 2007

/s/ G. Edward Koenig, Jr. G. Edward Koenig, Jr.	Director	May 8, 2007

______________________________ John J. Maley, Jr.	Director

______________________________ Howard E. Needleman	Director

/s/ Luis Rogers Luis Rogers	Director	May 8, 2007

/s/ Ronald Sandmeyer Ronald Sandmeyer	Director	May 8, 2007

/s/ Jeffrey P. Taylor Jeffrey P. Taylor	Director	May 8, 2007

______________________________ James W. Yoh, Ph.D.	Director

EXHIBIT INDEX
Exhibit Number	Description
5.1	Opinion of Dilworth Paxson LLP
10.1	Sterling Bank 1994 Employee Stock Option Plan (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-4, as amended (Reg. No. 333-133649), filed on April 28, 2006)
10.2	Sterling Bank 1998 Employee Stock Option Plan (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-4, as amended (Reg. No. 333-133649), filed on April 28, 2006)
10.3	Sterling Bank 1998 Director Stock Option Plan (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-4, as amended (Reg. No. 333-133649), filed on April 28, 2006)
10.4	Sterling Bank 2003 Employee Stock Option Plan (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-4, as amended (Reg. No. 333-133649), filed on April 28, 2006)
23.1	Consent of McGladrey & Pullen, LLP
23.2	Consent of Dilworth Paxson LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (as set forth on signature page)